UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2008 (April 15, 2008)

Hiland Partners, LP

(Exact name of registrant as specified in its charter)

DELAWARE	000-51120	71-0972724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 West Maple, Suite 1100

Enid, Oklahoma 73701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (580) 242-6040

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Matthew S. Harrison as Chief Financial Officer, Vice President – Finance, Secretary and Director

On April 16, 2008, we announced the appointment of Matthew S. Harrison, age 37, as Chief Financial Officer, Vice President – Finance, Secretary and Director of both the general partner of Hiland Partners, LP and the general partner of Hiland Holdings GP, LP, effective immediately.  Mr. Harrison has served as the acting Chief Financial Officer of the general partner of Hiland Partners, LP and the general partner of Hiland Holdings GP, LP since April 4, 2008 and before that, as Vice President – Business Development of the general partner of Hiland Partners, LP since February of 2008.

Mr. Harrison receives a base salary of $200,000 annually and participates in the Hiland Partners, LP Long-Term Incentive Plan (previously filed as Exhibit 10.2 of the Hiland Partners, LP Registrant’s Registration Statement on Form S-1 (File No. 333-119908)), in accordance with previous practice, at levels commensurate with his position.  Additionally, in connection with his hiring in February 2008, Mr. Harrison received an award of 7,500 phantom units in Hiland Partners, LP, which vest in three equal amounts over three years, was reimbursed for certain relocation expenses and was issued a company vehicle for business and personal use.  Mr. Harrison also is eligible to participate in other benefit programs available to employees generally, including life, long-term disability, medical and dental insurance and vacation benefits.

Mr. Harrison is also eligible for an annual discretionary cash bonus, in an amount to be determined by the Board of Directors of the general partner of Hiland Partners with a target range equivalent to 50% of Mr. Harrison’s base salary and consideration for additional payment based on Hiland Partners, LP’s and Mr. Harrison’s individual performance.

Prior to his appointment as the Vice President – Business Development of the general partner of Hiland Partners, LP in February 2008, Mr. Harrison was employed by Wachovia Securities from October 2007 through January 2008, where he most recently served as a director for its Energy & Power Mergers & Acquisitions Group. Prior to joining Wachovia, Mr. Harrison was employed by A.G. Edwards Capital Markets, where he worked in the Mergers & Acquisitions Group from August 1999 to September 2007, most recently leading its energy mergers & acquisitions effort. Prior to joining A.G. Edwards, Mr. Harrison was employed by Price Waterhouse as a senior accountant from December 1992 to August 1997.

Mr. Harrison earned a B.S. degree in Accounting from the University of Tennessee, a Masters of Business Administration degree from the Kellogg Graduate School of Management at Northwestern University and is a Certified Public Accountant.  He has no relationships or related party transaction with Hiland Partners, Hiland Holdings or either of their respective general partners that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Harrison’s appointment as Chief Financial Officer, Vice President – Finance, Secretary and Director of both the general partner of Hiland Partners, LP and the general partner of Hiland Holdings GP, LP is being filed herewith as Exhibit 99.1.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 15, 2008, Hiland Partners, LP amended its First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) to modify the mechanism by which the capital accounts of all partners are maintained when the general partner’s incentive distribution rights are valued when calculating the enterprise value of Hiland Partners, LP in the event of a follow-on offering of common units.

A copy of Amendment No. 1 to the Partnership Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

4.1	Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership of Hiland Partners L.P., dated April 15, 2008.

99.1	Press Release issued by Hiland Partners, LP on April 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILAND PARTNERS, LP

By:	Hiland Partners GP, LLC,
its General Partner

By:	/s/ Joseph L. Griffin
	Name:	Joseph L. Griffin
	Title:	Chief Executive Officer

April 17, 2008